Exhibit 99.1

Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910

65.6880.9600 phone

65.6880.9580 fax

www.kns.com

Kulicke & Soffa Reports First Quarter 2013 Results

Singapore – January 29, 2013 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its first fiscal quarter ended December 29, 2012.

Quarterly Results
	Fiscal Q1 2013	Change vs. Fiscal Q1 2012	Change vs. Fiscal Q4 2012
Net Revenue	$114.0 million	(5.0%)	(57.6%)
Gross Profit	$51.5 million	(6.8%)	(58.1%)
Gross Margin	45.2%	(90) bps	(50) bps
Income from Operations	$4.2 million	(66.0%)	(94.0%)
Operating Margin	3.7%	(660) bps	(2,240) bps
Net Income	$3.6 million	(57.6%)	(94.6%)
Net Margin	3.2%	(390) bps	(2,180) bps
EPS – Diluted	$0.05	(54.5%)	(94.4%)

Bruno Guilmart, Kulicke & Soffa’s President and Chief Executive Officer, said, “The first fiscal quarter’s revenue came in at the higher end of our guidance range. The pullback from the prior quarter reflects the high degree of seasonality in our business, with the December quarter traditionally the weakest of the fiscal year. We planned for the decline and took appropriate actions at the beginning of the quarter to accelerate our cost- containment programs. As a result, we reduced our operating expenses by 10% compared to the prior quarter, further strengthened our balance sheet and maintained a strong gross margin.”

First Quarter Fiscal 2013 Key Product Trends

•	Ball bonder equipment net revenue decreased 64.5% over the September quarter.
•	74.8% of ball bonder equipment was sold as copper capable bonders.
•	Wedge bonder equipment net revenue decreased 23% from the September quarter.

First Quarter Fiscal 2013 Financial Highlights

•	Net revenue of $114.0 million.
•	Gross margin of 45.2%.
•	Net income was $3.6 million or $0.05 per share.
o	Net income was reduced by $1.8 million of adjustments related to the Company’s RISC (Research Incentive Scheme for Companies) grant.
o	Without this item net income would have been $5.4 million or $0.07 per share.
•	Total cash and short-term investments were $494.2 million on December 29, 2012, a $53.9 million increase from the prior quarter ended September 29, 2012.

Second Quarter Fiscal Year 2013 Outlook

The Company expects net revenue in the second fiscal quarter of 2013 ending March 30, 2013 to be approximately $90 million to $100 million.

Looking forward, Bruno Guilmart commented, “We expect our business to improve as we move through the fiscal year based on normal market seasonality combined with the ongoing copper transition. In general, we normally gain increased visibility from customers after the Chinese New Year Holiday. We remain confident in our long-term business prospects given the strength of our existing equipment portfolio and development pipeline, our market leadership positions, and our strong balance sheet.”

Earnings Conference Call Details

A conference call to discuss these results will be held today, January 29, 2013, beginning at 8:00 am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at www.kns.com/investors/events.

A replay will be available from approximately one hour after the completion of the call through February 5, 2013 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 407421. A webcast replay will also be available at www.kns.com/investors/events.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2012 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries, Inc is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Planning
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

Global IR Partners
David Pasquale
P: +1-914-337-8801
klic@globalirpartners.com

# # #

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended
	December 29,	December 31,
	2012	2011

Net revenue:
Equipment	$99,902	$106,149
Expendable Tools	14,137	13,875
Total net revenue	114,039	120,024

Cost of sales:
Equipment	56,432	59,004
Expendable Tools	6,082	5,744
Total cost of sales	62,514	64,748

Gross profit:
Equipment	43,470	47,145
Expendable Tools	8,055	8,131
Total gross profit	51,525	55,276

Operating expenses:
Selling, general and administrative	26,030	25,240
Research and development	18,253	14,148
Amortization of intangible assets	2,293	2,295
Restructuring	744	1,217
Total operating expenses	47,320	42,900

Income from operations:
Equipment	1,745	9,877
Expendable Tools	2,460	2,499
Total income from operations	4,205	12,376

Other income (expense):
Interest income	174	260
Interest expense	-	(242)
Interest expense: non-cash	-	(1,910)

Income from operations before income taxes	4,379	10,484

Provision for income taxes	775	1,977

Net income	$3,604	$8,507

Net income per share:
Basic	$0.05	$0.12
Diluted	$0.05	$0.11

Weighted average shares outstanding:
Basic	74,852	73,540
Diluted	76,209	74,628

	Three months ended
	December 29,	December 31,
Supplemental financial data:	2012	2011

Depreciation and amortization	$4,802	$4,258

Capital expenditures	$1,616	$1,498

Equity-based compensation expense:
Cost of sales	$148	$85
Selling, general and administrative	2,326	1,611
Research and development	727	403
Total equity-based compensation expense	$3,201	$2,099

	As of
	December 29,	December 31,
	2012	2011

Backlog of orders	$71,000	$88,000

Number of employees	2,609	2,735

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 29,	September 29,
	2012	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$494,170	$440,244
Restricted cash	2,900	-
Accounts and notes receivable, net of allowance for doubtful
accounts of $1,019 and $937, respectively	98,715	188,986
Inventories, net	54,328	58,994
Prepaid expenses and other current assets	16,018	21,577
Deferred income taxes	3,522	3,515

TOTAL CURRENT ASSETS	669,653	713,316

Property, plant and equipment, net	28,781	28,441
Goodwill	41,546	41,546
Intangible assets	18,092	20,387
Other assets	11,416	11,919

TOTAL ASSETS	$769,488	$815,609

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$20,305	$57,231
Accrued expenses and other current liabilities	42,040	57,946
Income taxes payable	6,817	8,192

TOTAL CURRENT LIABILITIES	69,162	123,369

Deferred income taxes	38,007	37,875
Other liabilities	10,994	10,698

TOTAL LIABILITIES	118,163	171,942

SHAREHOLDERS' EQUITY
Common stock, no par value	458,482	455,122
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income	236,124	232,520
Accumulated other comprehensive income	3,075	2,381

TOTAL SHAREHOLDERS' EQUITY	651,325	643,667

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$769,488	$815,609

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	December 29, 2012	December 31, 2011

Net cash provided by operations	$58,494	$34,324
Net cash used in discontinued operations	-	(486)
Net cash provided by operating activities	$58,494	$33,838

Net cash used in investing activities	(4,516)	(9,982)

Net cash provided by financing activities	159	1,576
Effect of exchange rate changes on cash and cash equivalents	(211)	141
Changes in cash and cash equivalents	$53,926	$25,573
Cash and cash equivalents, beginning of period	440,244	378,188
Cash and cash equivalents, end of period	$494,170	$403,761

Total cash, cash equivalents and short-term investments	$494,170	$403,761

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